                                                                      Exhibit 23





               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Board of Directors and Stockholders
ALLIED Group, Inc.


We consent to incorporation by reference in Registration Statement Nos. 33-48235, 33-6643, 33-6644, 33-48206, 33-24543, 33-28907, 33-48234, 33-76876,
and 33-65037 on Form S-8 and Registration Statement Nos. 33-48233, 33-61090, and 333-19163 on Form S-3 of ALLIED Group, Inc. of our reports dated February 3, 1998, relating to the accompanying consolidated balance sheets of ALLIED Group, Inc. and subsidiaries as of December 31, 1997 and 1996, and related consolidated statements of income and comprehensive income, stockholders' equity, and cash flows and related schedules for each of the years in the three-year period ended December 31, 1997, which appear in the December 31, 1997 annual report on Form 10-K of ALLIED Group, Inc.


                                                KPMG Peat Marwick LLP


Des Moines, Iowa
March 10, 1998